                                                              Sub-Item 77 Q1 (e)

                                 AMENDMENT NO. 7
                                       TO
      SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Counselor Series Trust (Invesco Counselor Series Trust), a Delaware statutory trust, is hereby amended as follows:

                              W I T N E S S E T H:

     WHEREAS, the parties desire to amend the Agreement to remove the following series portfolios: Invesco Structured Growth Fund, Invesco Structured Value Fund, Invesco Van Kampen Money Market Fund and Invesco Van Kampen Tax Free Money Fund;

     NOW, THEREFORE, the parties agree as follows;

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A

                                 FEE SCHEDULE TO
      SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
           AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

PORTFOLIOS                                            EFFECTIVE DATE OF AGREEMENT
----------------------------------------------------  ---------------------------
Invesco Balanced Fund                                      February 12, 2010
Invesco California Tax-Free Income Fund                    February 12, 2010
Invesco Core Plus Bond Fund                                June 2, 2009
Invesco Dividend Growth Securities Fund                    February 12, 2010
Invesco Equally-Weighted S&P 500 Fund                      February 12, 2010
Invesco Floating Rate Fund                                 July 1, 2006
Invesco Fundamental Value Fund                             February 12, 2010
Invesco Large Cap Relative Value Fund                      February 12, 2010
Invesco Multi-Sector Fund                                  July 1, 2006
Invesco New York Tax-Free Income Fund                      February 12, 2010
Invesco S&P 500 Index Fund                                 February 12, 2010
Invesco Select Real Estate Income Fund                     March 12, 2007

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


Invesco Structured Core Fund                               July 1, 2006
Invesco Van Kampen American Franchise Fund                 February 12, 2010
Invesco Van Kampen Core Equity Fund                        February 12, 2010
Invesco Van Kampen Equity and Income Fund                  February 12, 2010
Invesco Van Kampen Equity Premium Income Fund              February 12, 2010
Invesco Van Kampen Growth and Income Fund                  February 12, 2010
Invesco Van Kampen Pennsylvania Tax Free Income Fund       February 12, 2010
Invesco Van Kampen Small Cap Growth Fund                   February 12, 2010

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

                  Rate*                     Net Assets
                  -----                     ------------------
                  0.023%                    First $1.5 billion
                  0.013%                    Next $1.5 billion
                  0.003%                    Over $3 billion

* Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: October 29, 2010

                                        INVESCO ADVISERS, INC.

Attest:  /s/ Stephen R. Rimes
             Stephen R. Rimes               By:    /s/ John M. Zerr
             Assistant Secretary                       John M. Zerr
                                                       Senior Vice President

(SEAL)

                                        AIM COUNSELOR SERIES TRUST
                                        (INVESCO COUNSELOR SERIES TRUST)

Attest:  /s/ Stephen R. Rimes
             Stephen R. Rimes               By:    /s/ John M. Zerr
             Assistant Secretary                       John M. Zerr
                                                       Senior Vice President

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